Exhibit 21.1

Legal Name	State/ Country of Organization
Bravo Media LLC	NY
Centaur Funding Corporation	Cayman Islands
CNBC LLC	DE
Comcast ABB Note Consolidation, Inc.	DE
Comcast Broadband Security, LLC	DE
Comcast Business Communications, LLC	PA
Comcast Cable Communications Management, LLC	DE
Comcast Cable Communications, LLC	DE
Comcast Cable Funding I, Inc.	DE
Comcast Funding I, Inc.	DE
Comcast Holdings Corporation	PA
Comcast IP Phone II, LLC	DE
Comcast IP Phone, LLC	PA
Comcast Navy Acquisition, LLC	DE
Comcast of Arkansas/Florida/Louisiana/Minnesota/Mississippi/Tennessee, Inc.	DE
Comcast of Boston, Inc.	NY
Comcast of California II, LLC	DE
Comcast of California III, Inc.	CA
Comcast of California IX, Inc.	CA
Comcast of California/Colorado, LLC	DE
Comcast of California/Colorado/Florida/Oregon, Inc.	GA
Comcast of California/Colorado/Illinois/Indiana/Michigan, LP	DE
Comcast of California/Maryland/Pennsylvania/Virginia/West Virginia, LLC	DE
Comcast of California/Massachusetts/Michigan/Utah, LLC	DE
Comcast of Colorado IX, LLC	DE
Comcast of Colorado/Florida/Michigan/New Mexico/Pennsylvania/Washington, LLC	CO
Comcast of Colorado/Pennsylvania/West Virginia, LLC	DE
Comcast of Connecticut, Inc.	OK
Comcast of Connecticut/Georgia/Massachusetts/New Hampshire/New York/North Carolina/Virginia/Vermont, LLC	DE
Comcast of Florida/Georgia/Illinois/Michigan, LLC	FL
Comcast of Florida/Georgia/Pennsylvania, LP	DE
Comcast of Garden State, L.P.	DE
Comcast of Houston, LLC	DE
Comcast of Illinois VI, LLC	DE
Comcast of Illinois/Indiana/Ohio, LLC	DE
Comcast of Maine/New Hampshire, Inc.	NH
Comcast of Maryland, LLC	CO
Comcast of Massachusetts I, Inc.	MA
Comcast of Massachusetts II, Inc.	DE
Comcast of Massachusetts III, Inc.	DE

Legal Name	State/ Country of Organization
Comcast of Massachusetts/New Hampshire, LLC	DE
Comcast of New Jersey II, LLC	DE
Comcast of Oregon II, Inc.	OR
Comcast of Philadelphia II, LLC	DE
Comcast of Potomac, LLC	DE
Comcast of South Jersey, LLC	DE
Comcast of Southeast Pennsylvania, LLC	DE
Comcast of the South	CO
Comcast of Utah II, Inc.	DE
Comcast Programming Ventures V, LLC	DE
Comcast QVC, Inc.	DE
Comcast Shared Services, LLC	DE
Comcast SportsNet Chicago, LLC	DE
Comcast Spotlight, LP	DE
CTI Towers, Inc.	DE
E! Entertainment Television, LLC	DE
Mile Hi Cable Partners, LP	CO
MSNBC Cable L.L.C.	DE
NBC Facilities, LLC	NY
NBCU New Site Holdings LLC	DE
NBCUniversal Enterprise, Inc.	DE
NBCUniversal Media, LLC	DE
NBCUniversal, LLC	DE
Open 4 Business Productions LLC	DE
TGC, LLC	DE
United Artists Holdings, LLC	DE
Universal Cable Productions LLC	DE
Universal City Development Partners, Ltd.	FL
Universal City Studios Productions LLLP	DE
Universal Studios International B.V.	The Netherlands
Universal Studios Limited	United Kingdom
Universal Studios LLC	DE
Universal Television LLC	NY
Universal Television Networks	NY